UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 18, 2011
EQUITY RESIDENTIAL
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 474-1300
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On July 18, 2011, Equity Residential (the “Company”) issued a press release announcing that its operating partnership, ERP Operating Limited Partnership (“ERP”), was calling its 3.85% Exchangeable Senior Notes due 2026 (the “Notes”) for redemption on August 18, 2011. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor shall such information be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 8.01. Other Events.
     On July 18, 2011, the Company filed a prospectus supplement with the Securities and Exchange Commission relating to the potential issuance of common shares of beneficial interest of the Company (“Common Shares”) in connection with the potential exchange of the Notes pursuant to their terms. The issuance of any Common Shares in connection with the exchange of Notes is in the sole discretion of the Company and ERP, as further described in the prospectus supplement.
Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
5.1	Opinion of DLA Piper LLP (US).

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters.

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1).

99.1	Press release of Equity Residential, dated July 18, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: July 18, 2011	By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of DLA Piper LLP (US).

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters.

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1).

99.1	Press release of Equity Residential, dated July 18, 2011.